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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                December 31, 1999
                Date of report (Date of earliest event reported)

                      PACIFIC REAL ESTATE INVESTMENT TRUST
               (Exact Name of Registrant as Specified in Charter)

         California                    0-8725                     94-1572930
(State or Other Jurisdiction        (Commission                 (IRS Employer
       of Incorporation)            File Number)             Identification No.)

                         1010 El Camino Real, Suite 210
                          Menlo Park, California 94025
                         (Address of Executive Offices)

                                 (650) 327-7147
               Registrant's telephone number, including area code

                                       N/A
          (Former Name or Former Address, If Changed Since Last Report)



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Item 5.  Other Events

         At a Special Meeting of Shareholders in Lieu of the Annual Meeting of Shareholders of Pacific Real Estate Investment Trust, a California real estate investment trust ("PREIT"), held on February 4, 1998, the shareholders of PREIT (the "Shareholders") voted in favor of a resolution approving the dissolution of PREIT, the orderly liquidation of the balance of PREIT's assets, and the distribution of the net proceeds to the Shareholders (the "Dissolution").

         As of December 31, 1999, PREIT completed the last of a series of transactions which effected the liquidation of PREIT's assets. On December
22, 1999, PREIT made a final distribution of the net proceeds of such liquidating transactions to the Shareholders of record as of December 15, 1999, and the Dissolution was complete. The Company is contemporaneously filing with the Securities and Exchange Commission, together with this Current Report on Form 8-K, a Form 15, Certification and Notice of
Termination of Registration under Section 12(g) of the Securities Exchange
Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934. Subsequent to the filing of this Form 8-K and the Form 15, the Company will have no further obligation to file and will not file any further reports with the Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 31, 1999

                                    PACIFIC REAL ESTATE INVESTMENT TRUST

                                    By: /s/ ROBERT C. GOULD
                                        -------------------------------
                                        Robert C. Gould, Vice President